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                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

        This Employment Agreement, dated this September 20, 2000 (this "Agreement"), is entered into by and among Glacier Bancorp, Inc. ("Glacier"), Western Security Bank ("Western Security") and Ralph K. Holliday (the "Employee"). In consideration of Glacier's entering into the Plan and Agreement of Merger with the parent company of Western Security, Westerfed Financial Corporation ("Westerfed"), of even date herewith (the "Merger Agreement"), the parties agree to enter into this Agreement in order to assure continuity of management of Western Security and to foster the integration of Westerfed and its subsidiaries with Glacier and its subsidiaries.

        1. Effective Date and Termination of Prior Employment Agreements. This Agreement shall become effective on the Effective Date (as defined in the Merger Agreement) and if the Merger Agreement is terminated, this Agreement shall automatically terminate at the same time. Upon this Agreement becoming effective, all employment, severance or change in control agreements between the Employee and Westerfed and/or Western Security shall terminate, and as of such time, the Employee shall be deemed to have waived his rights thereunder and to have released Westerfed, Western Security, Glacier and its subsidiaries from any claims thereunder.

        2. Employment. Glacier shall employ the Employee as a member of the Glacier transition management team to integrate Westerfed and its subsidiaries with Glacier and its subsidiaries, and Western Security shall employ the Employee to continue to serve as President and Chief Executive Officer of Western Security. While employed hereunder, the Employee shall report directly to the Chief Executive Officer of Glacier.

        3. Term. The term of employment under this Agreement shall be the period commencing on the Effective Date and concluding on the day before the first anniversary of the Effective Date, unless Glacier extends such period by written notice to the Employee not later than 10 months after the Effective Date (the "Term"). In no event shall the Term extend past the date that is 18 months after the Effective Date. The provisions of this Agreement shall survive the expiration of the Term.

        4. Compensation.

            (a) Salary. Glacier or Western Security shall pay the Employee while employed hereunder a salary of not less than $220,000 (per annum), at regular intervals in accordance with Glacier's payroll practices for executives.

            (b) Bonuses and Incentive Compensation. The Employee shall be eligible while employed hereunder for bonuses and incentive compensation on the same basis as similarly situated executives of Glacier's financial institution subsidiaries other than Western Security (the "Glacier Financial Subsidiaries").

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            (c) Employee Benefits. The Employee shall be eligible while employed hereunder for the same health, welfare, employee, and qualified and nonqualified plan benefits as, and on the same basis as, similarly situated executives of the Glacier Financial Subsidiaries, with full credit for past service as provided for in Section 6.3 of the Merger Agreement, except that:

               (i) the Employee shall not be entitled to any options for common stock of Glacier,

               (ii) the amount of the Employee's annual paid vacation shall be five weeks per year, and

               (iii) Glacier or Western Security shall pay to the Employee an auto allowance of $500 per month.

            (d) On the Effective Date, Glacier shall pay to the Employee in cash a signing bonus of $75,000. The parties acknowledge that this payment is separately bargained for consideration to induce the Employee to enter into this Agreement and to agree to its terms and provisions.

        5. Termination of Employment. The term "Cause" shall mean termination of the employment of the Employee by Glacier due to the Employee's personal dishonesty associated with his employment, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. The Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Glacier Board of Directors at a meeting of the Board called and held for such purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), stating that in the good faith opinion of the Board the Employee has engaged in conduct described in the preceding sentence and specifying the particulars thereof in detail.

        The term "Good Reason" shall mean (1) a change in the principal workplace of the Employee to a location outside of a 30 mile radius from the Western Security's headquarters office as of immediately prior to the Effective Date; (2) any adverse change in the Employee's duties and responsibilities as an officer of Western Security not including normal changes arising from shrinkage in the size of Western Security or the number of Western Security personnel; and
(3) an adverse change in the Employee's salary, perquisites, benefits, contingent benefits or vacation, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of Glacier and the Glacier Financial Subsidiaries.

            (a) Termination Other Than Termination During the Term for Good Reason or Involuntary Termination. In the event that the employment of the Employee terminates at any time, including termination due to death or disability, except as provided in Section 5(b) of this Agreement, Glacier or Western Security shall pay him (or his estate) his accrued and unpaid salary and the amount of any previously earned and unpaid bonuses and shall provide to him (or

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his estate) his vested benefits under all health, welfare, employee, and qualified and nonqualified plans.

            (b) Termination for Good Reason or Involuntary Termination During the Term. If during the Term, either the Employee terminates his employment for Good Reason or his employment is terminated involuntarily without Cause, Glacier or Western Security shall pay him his salary and bonuses and shall provide to him his benefits and vesting under all health, welfare, employee, and qualified and nonqualified plans as if he had continued to be employed during the balance of the Term.

            (c) Return of Property. When the Employee ceases to be employed by Glacier and Western Security, he shall return all keys, passcards, identification cards, all originals and copies whether in hard copy or electronic or other form) of all documents, drawings, notes, memoranda, designs, devices, diskettes, tapes, manuals and specifications which constitute proprietary information or material of Glacier or Western Security and any other property of Glacier or Western Security that are in his possession, including without limitation any that are located in his place of work, his residence, his car or in any other location under his control.

            (d) No Limitation on Right to Change of Control Payment. Nothing in this Section 5 shall diminish the right of the Employee (or his estate) to receive the Change of Control Payment (as defined below).

        6. Change of Control Payment. The term "Change of Control Payment" shall mean an amount payable in a lump sum in cash equal to 299% of the Employee's "base amount" as defined for purposes of Section 280G of the Internal Revenue Code of 1986, as amended (with the last year of the base period to be calendar year 2000), reduced to the extent necessary, if any, so as to maximize amounts and the value of benefits to the Employee without causing any amount to become nondeductible by Glacier (or members of the consolidated group of which Glacier is a member) pursuant to or by reason of such Section 280G. The Employee shall have the right to determine the allocation of such reduction among payments and benefits to the Employee. The Employee hereby acknowledges that the Change of Control Payment is a payment in connection with the change in ownership or control of Westerfed and Western Security pursuant the Merger Agreement for purposes of such Section 280G.

            (a) Entitlement to Change of Control Payment. The parties hereby agree and acknowledge that the Employee is entitled to the Change of Control Payment by virtue of the consummation of the merger contemplated by the Merger Agreement and the Change of Control Payment shall be deemed earned but not payable as of the Effective Date.

            (b) Time of Payment of Change of Control Payment. The Change of Control Payment shall be paid by Glacier to the Employee (or his estate) on the earlier of (i) the first anniversary of the Effective Date or (ii) the date on which the Employee ceases to be employed by Glacier or Western Security for any reason whatsoever.

        7. Covenants.

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            (a) Confidentiality. The Employee shall not, after the date of this
Agreement, including during and after the Term, use for his own purposes or disclose to any other person or entity any confidential business information concerning Western Security or Glacier or their business operations unless (i) Western Security and/or Glacier, as applicable, consents to the use or disclosure of its confidential business information, (ii) the use or disclosure of such information is consistent with the Employee's duties under this Agreement, or (iii) disclosure is required by law or court order. For purposes of this Agreement, "confidential business information" includes, without limitation, trade secrets (as defined in the Montana Uniform Trade Secrets Act, Montana Code Section 30-14-402), various confidential information concerning all aspects of current and future operations, nonpublic information on investment management practices, marketing plans, pricing structure, and technology of either Western Security or Glacier. The Employee shall also treat the terms of this Agreement as confidential business information.

            (b) Nonsolicitation of Employees. During the year following the date when the Employee ceases to be employed by Glacier and Western Security, the Employee shall not persuade or entice, or attempt to persuade or entice, any employee of Glacier or any of its subsidiaries to terminate his or her employment.

            (c) Nonsolicitation of Customers and Others. During the year following the date when the Employee ceases to be employed by Glacier and Western Security, the Employee shall not persuade or entice, or attempt to persuade or entice, any person or entity to terminate, cancel, rescind or revoke his or its business or contractual relationships with Glacier or any of its subsidiaries.

            (d) Noncompetition. During the year following the date when the Employee ceases to be employed by Glacier and Western Security, the Employee shall not provide management, supervisory or similar services in Montana to any person or entity engaged in any business in Montana which competes with the business of Glacier or Western Security in Montana as conducted as of the date on which his employment terminates, including without limitation any preliminary steps associated with the formation of a new bank. As consideration for this covenant not to compete, Glacier shall pay to the Employee, in a single payment on the date when his employment terminates, the following:

               (i) if the Employee voluntarily terminates his employment without Good Reason, $1,000,

               (ii) if the Employee dies while employed or his employment is terminated due to disability or for Cause, zero, or

               (iii) if the Employee terminates his employment for Good Reason or his employment is terminated by Glacier or Western Security (other than due to disability or for Cause) (A) $24,000 if his employment terminates before April 19, 2001, (B) $30,000 if his employment terminates on or after April 19, 2001 but before April 19, 2002, or (C) $1,000 if his employment terminates on or after April 19, 2002.

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            (e) Enforcement. The parties stipulate that, in light of all the facts and circumstances of the relationship between the Employee on the one hand and Glacier and Western Security on the other hand, the covenants and agreements in this Section 7 are fair and reasonably necessary for the protection Glacier's and Western Security's goodwill and other protectable interests. If a court of competent jurisdiction declines to enforce any of such covenants and agreements of the Employee not to compete with Glacier and Western Security, the parties request the court to reform such provisions to restrict the Employee's ability to compete with the Glacier and Western Security to the maximum extent the court finds enforceable in time, scope of activities and geography. The Employee hereby acknowledges that Glacier and Western Security will suffer immediate and irreparable harm that will not be compensable by damages alone if he repudiates or breaches any of the provisions of this Section 7 or threatens or attempts to do so. Therefore, under such circumstances, Glacier and Western Security, in addition to and without limitation of any other rights, remedies or damages available to them at law or in equity, shall be entitled to obtain temporary, preliminary and permanent injunctions in order to prevent or restrain any such breach, and shall not be required to post a bond as a condition for the granting of an injunction.

        8. No Mitigation. The Employee shall not be required to mitigate the amount of any salary or other payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits after the date when his employment by Glacier terminates or otherwise.

        9. Regulatory Provisions.

            (a) Temporary Suspension or Prohibition. If the Employee is suspended and/or temporarily prohibited from participating in the conduct of Western Security's affairs by a notice served under Section 8(e)(3) or (g)(1) of the FDIA, 12 U.S.C. Section 1818(e)(3) and (g)(1), Western Security's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Western Security may in its discretion (i) pay the Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended.

            (b) Permanent Suspension or Prohibition. If the Employee is removed and/or permanently prohibited from participating in the conduct of Western Security's affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. Section 1818(e)(4) and (g)(1), all obligations of Western Security under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

            (c) Default of Western Security. If Western Security is in default (as defined in Section 3(x)(1) of the FDIA), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the contracting parties.

            (d) Termination by Regulators. All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for

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the continued operation of Western Security: (i) by the Director of the Office
of Thrift Supervision (the "Director") or his or her designee, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of Western Security under the authority contained in
Section 13(c) of the FDIA; or (ii) by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of Western Security or when it is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such action.

            (e) Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. 1828(k) and any regulations promulgated thereunder.

        10. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, to Glacier at its home office, to the attention of the Chief Executive Officer, or, if to the Employee, to such home or other address as the Employee has most recently provided in writing to.

        11. Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by all parties.

        12. Headings. The headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

        13. Arbitration. At the request of any party, the parties must submit any dispute, controversy or claim arising out of or in connection with, or relating to, this Agreement or any breach or alleged breach of this Agreement, to arbitration under the American Arbitration Association's rules then in effect (or under any other form of arbitration mutually acceptable to the parties). A single arbitrator agreed on by the parties shall conduct the arbitration. If the parties cannot agree on a single arbitrator, each party must select one arbitrator and those two arbitrators shall select a third arbitrator. This third arbitrator shall hear the dispute. The arbitrator's decision shall be final (except as otherwise specifically provided by law) and bind the parties, and any party may request any court having jurisdiction to enter a judgment and to enforce the arbitrator's decision. The arbitrator shall provide the parties with a written decision naming the substantially prevailing party or parties in the action. This prevailing party or parties shall be entitled to reimbursement from the other party or parties for its or their costs and expenses, including reasonable attorneys' fees. All arbitration proceedings shall be held a place designated by the arbitrator in the State of Montana. The arbitrator, in rendering a decision as to any state law claims, shall apply Montana law. Notwithstanding the foregoing provisions of this Section 13, if the Employee violates Section 7 of this Agreement, Glacier and Western Security shall have the right to initiate court proceedings to enforce Section 7 in lieu of an arbitration proceeding.

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        14. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

        15. Governing Law. This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the laws of the State of Montana.

        THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Attest:                                  GLACIER BANCORP, INC.

        /s/                                     /s/ Michael J. Blodnick
---------------------------------        ---------------------------------------
Secretary                                By:  Michael J. Blodnick
                                         Its:   President and CEO


Attest:                                  WESTERN SECURITY BANK

        /s/                                     /s/ James A. Salisbury
---------------------------------        ---------------------------------------
Secretary                                By: James A Salisbury
                                         Its:  Executive Vice President and CFO


                                         EMPLOYEE

                                                /s/ Ralph K. Holliday
                                         ---------------------------------------
                                         Ralph K. Holliday